UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.003/336792.2

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Effective March 23, 2010, Stephen P. Yost was appointed to serve on the Board of Directors of each of Mission Community Bancorp and Mission Community Bank. Mr. Yost will also serve as a member of the Corporate Governance Committee of Mission Community Bancorp and the Loan Committee of Mission Community Bank.   Mr. Yost is Principal of Kestrel Advisors, a consulting firm to the banking, financial and legal communities. Most recently, he served as Executive Vice President of Comerica Bank (formerly Imperial Bank) from 1998 through 2006, serving as the bank's Chief Credit Officer (1998-2001), Regional Chief Credit Officer (2001-2004), and Manager, Special Assets Group (2004-2006).

Mr. Yost is a nominee of a principal shareholder of the Bank, Carpenter Fund Manager GP, LLC (“Carpenter”), which currently owns 333,334 shares of the Company’s common stock or 24.7% of the issued and outstanding shares of the Company,   In connection with the Securities Purchase Agreement dated as of December 22, 2009 between the Company and Carpenter, Carpenter has agreed to acquire at least an additional 2,000,000 shares of the Company’s common stock and warrants to purchase 2,000,0000 shares of the common stock of the Company.  Pursuant to this Securities Purchase Agreement, upon the closing of the sale of the shares to Carpenter, it will have the right to designate three additional members to the Company’s Board (Carpenter already has the right to designate one member to the Company’s Board in connection with its initial purchase of shares of the Company).  Mr. Yost is one of these nominees, and although the transactions pursuant to the Securities Purchase Agreement have not yet closed and therefore Carpenter does not yet have the right to appoint Mr. Yost to the Board, the Board of Directors has chosen to appoint Mr. Yost to the Board at this time in light of the experience Mr. Yost will bring to the Board and in anticipation of the Carpenter appointment.

(e)  On March 23, 2010, Mission Community Bancorp (“Company”), Mission Community Bank (the “Bank”) and Brooks W. Wise, the Bank’s President, entered into Amendment No. 2 to Employment Agreement (the “Amendment”).  Pursuant to the terms of the Amendment to employment agreement, Mr. Wise has agreed to continue serving as the President of Mission Community Bank for the term of January 1, 2010 through April 1, 2011.   Effective April 1, 2010, Mr. Wise is to receive an annual base salary of $150,000.  In addition, Mr. Wise will receive life insurance benefits up to $500,000, with the annual premium for such coverage not to exceed $2,000 during the term of the Agreement.  All other provisions of the existing Employment Agreement and Amendment No. 1 to Employment Agreement remain unchanged.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.	Description
10.2	Amendment No. 2 to Employment Agreement dated January 1, 2010 by and among Mission Community Bancorp, Mission Community Bank, and Brooks. Wise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2010	MISSION COMMUNITY BANCORP
By: /s/ Anita M. Robinson
Anita M. Robinson President and Chief Executive Officer